Exhibit 99.1

New America Acquisition I Corp. Announces Leadership Transition;

Kyle Wool Appointed Chief Executive Officer

Chairman Kyle Wool, a veteran Wall Street executive, to lead the Company’s pursuit of its anticipated initial business combination phase

New York, New York, August 5, 2026 – New America Acquisition I Corp. (NYSE: NWAX) (the “Company”) today announced that Kevin McGurn has resigned as Chief Executive Officer and as a member of the Board of Directors of the Company, effective August 5, 2026, and that the Board of Directors has appointed Kyle Wool, the Company’s Chairman of the Board, as Chief Executive Officer, effective as of the same date. Mr. Wool will continue to serve as Chairman of the Board. Mr. McGurn’s resignation was voluntary and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company completed its initial public offering of 34,500,000 units at $10.00 per unit in December 2025, including the full exercise of the underwriters’ over-allotment option, and continues to pursue its initial business combination targeting established U.S.-based companies across industrial automation, data and AI infrastructure, advanced manufacturing and the modernization of U.S. energy and power systems.

“Leading New America from its founding through one of the most successful SPAC IPOs of 2025 has been a privilege, and I am proud of the platform and the team we have built,” said Mr. McGurn. “Kyle is a proven capital markets leader with deep relationships across Wall Street and a long record of building businesses and delivering for investors. He knows this Company, he believes in its mission, and I can think of no one better positioned to carry it forward. I have complete confidence in Kyle and the Board, and I look forward to the Company completing an outstanding business combination.”

“On behalf of the Board, I want to thank Kevin for his leadership and for the strong foundation he built,” said Mr. Wool. “Looking ahead, I am excited to complete a business combination with a great company that advances American industry and innovation and improves value for Americans. With the capital raised in our offering and a deep pipeline of opportunities across the sectors we know best, New America has the team, the resources and the mandate to deliver on that mission.”

Kyle Wool brings more than two decades of experience across financial services and capital markets. He has served as president of Dominari Holdings Inc. (Nasdaq: DOMH) since December 2023 and chief executive officer of Dominari Securities LLC since May 2023. Earlier in his career, Wool was an executive director at Morgan Stanley, advising clients on investment strategy and capital allocation. He also held senior roles at Oppenheimer and Co., including serving as managing director of the Professional Investors Group for Oppenheimer Asia Ltd. Wool holds a degree from the State University of New York at Binghamton.

About New America Acquisition I Corp

New America Acquisition I Corp is a blank-check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company intends to target established U.S.-based companies that contribute to industrial capacity, technological innovation, and economic resilience, with a focus on automation, advanced manufacturing, infrastructure and energy systems.

Learn more at https://newamericaacquisition.com/

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s leadership transition, the Company’s search for and ability to consummate an initial business combination and the anticipated benefits of the management changes described herein. No assurance can be given that the Company will ultimately complete a business combination transaction in the sectors it is targeting or at all. Management has based these forward-looking statements on its current expectations, assumptions, estimates, and projections. While they believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management’s control. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Brian S. Siegel, IRC®, M.B.A.

Senior Managing Director

Hayden IR - Chicago

(346) 396-8696 (o)

brian@haydenir.com

SOURCE: New America Acquisition I Corp.